EXHIBIT 8(q)

Participation Agreement among Transamerica Life Insurance Company and

GE Investments Funds, INC. and GE Investment Distributors, INC. and

GE Asset Management Incorporated.

PARTICIPATION AGREEMENT

By and Among

TRANSAMERICA LIFE INSURANCE COMPANY

And

GE INVESTMENTS FUNDS, INC.

And

GE INVESTMENT DISTRIBUTORS, INC.

And

GE ASSET MANAGEMENT INCORPORATED

THIS PARTICIPATION AGREEMENT (this “Agreement”), made and entered into as of the 16th day of November, 2009, by and among TRANSAMERICA LIFE INSURANCE COMPANY, organized under the laws of the state of Iowa (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company named in Schedule 1 (Registered Accounts) and Schedule 2 (Unregistered Accounts) to this Agreement as may be amended from time to time (each account individually referred to as an “Account” and collectively referred to as the “Accounts”), GE INVESTMENTS FUNDS, INC., an open-end management investment company organized under the laws of the Commonwealth of Virginia (the “Fund”) on its own behalf and on behalf of the Portfolios named in Schedule 3 (Portfolios) to this Agreement (each portfolio individually referred to as a “Portfolio” and collectively referred to as the “Portfolios”); GE INVESTMENT DISTRIBUTORS, INC., a corporation organized under the laws of the State of Delaware (the “Distributor”); and GE ASSET MANAGEMENT INCORPORATED, a corporation organized under the laws of the State of Delaware (the “Adviser”).

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements similar to this Agreement (the “Participating Insurance Companies”) and for qualified pension and retirement plans; and

WHEREAS, the Fund has received an order from the Securities & Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Fund shares of a Portfolio to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares of stock representing an interest in the Portfolios shown on Schedule 3 (the “Shares”) are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Company has registered each Account listed on Schedule 1 as a unit investment trust under the 1940 Act; and

WHEREAS, each Account that is or may be listed on Schedule 2 is excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act; and

WHEREAS, the Company issues certain other variable life insurance and variable annuity policies (the “Contracts”) set forth in Schedule 4 (Registered Contracts), interests under which have been or will be registered with the SEC under the 1933 Act; and

WHEREAS, the Company issues or may issue certain other variable annuity contracts (also hereinafter included within the term “Contracts”) to trustees of both qualified pension and profit-sharing plans and certain government employee benefit plans as identified in Section 3(a)(2) of the 1933 Act, set forth in Schedule 5 (Exempt Contracts) hereto; and

WHEREAS, the Company issues or may issue certain variable annuity insurance contracts (also hereinafter included within the term “Contracts”) set forth in Schedule 6 (Contracts with Accredited Investors), for sale to “accredited investors” as that term is defined in Regulation D promulgated under the 1933 Act (hereinafter “Regulation D”), or other investors permitted by Regulation D; and

WHEREAS, Transamerica Capital, Inc., the principal underwriter and distributor of the variable annuity contracts and life insurance policies (“Contract Distributor”), is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, each Account listed on Schedule 7 is excluded from the definition of an investment company as provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the board of directors of the Company, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares of the Portfolios named in Schedule 3, as such schedule may be amended from time to time on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such Shares to the Accounts at net asset value; and

WHEREAS, the Fund, acting through the Fund’s transfer agent, has established a master account on its mutual fund shareholder account system (the “T/A Account”) reflecting the aggregate ownership of Shares of the Fund and all transactions involving such Shares by the Company on behalf of the Accounts; and

WHEREAS, the parties agree to use National Securities Clearing Corporation (“NSCC”) Fund/SERV System (“Fund/SERV System”), the parties wish to permit the Fund to receive, and the Company to transmit, purchase and redemption orders of Portfolio Shares using the NSCC Fund/SERV System; and

WHEREAS, in order to receive and transmit orders for Fund Shares via Fund/SERV, it is intended that the Fund and the Company, or their duly authorized agents, will establish an account using Fund/SERV (the “Fund/SERV Account”) that will reflect corresponding transactions and Fund Share balances in the T/A Account.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale of Shares

1.1. Subject to Article X hereof, the Fund agrees to make available to the Company for purchase on behalf of the Accounts, Shares of those Portfolios listed on Schedule 3 to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 hereof. Notwithstanding the foregoing:

(a) The Company may offer additional Portfolios and Classes of Shares (other than those listed on Schedule 3) on terms and conditions negotiated from time to time among the parties.

(b) The board of directors of the Fund (the “Board”) may suspend or terminate the offering of the Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state securities laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

1.2. The Fund shall redeem, at the Company’s request, any full or fractional Shares held by the Company on behalf of an Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Shares, and the Fund reserves the right to make payment in any manner permitted under the procedures and policies of the Fund, as described in the then current registration statement and to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as its agent for the limited purpose of receiving purchase and redemption requests on behalf of the Accounts, if any, listed on Schedules 1, 2 and 7, where permitted by applicable law, for Shares made available hereunder, based on allocations of amounts to such Accounts or subaccounts thereof under the Contracts listed in Schedules 4, 5 and 6 and other transactions relating to such Contracts or such Accounts; provided, however, that if applicable law is amended in the future to prevent the foregoing, the Company shall only act as the Fund’s agent for the limited purpose of receiving purchase and redemption requests on behalf of the Accounts listed on Schedule 1 (but not on behalf of the Accounts listed on Schedules 2 and 7 or with respect to any Shares that may be held in the general account of the Company). Receipt of any such request (or relevant transactional information therefor), by the Company as such limited agent of the Fund, on any day the New York Stock Exchange (“NYSE”) is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of execution of this Agreement is the close of regular trading on the NYSE) shall constitute receipt by the Fund on that same Business Day, provided that:

(i) if the Company transmits such request to the Fund via the NSCC Fund/SERV System and/or Defined Contribution Clearance & Settlement (“DCC&S”) platform, such request must be received by the Company by the close of regular trading on the NYSE (or such reasonably earlier time designated by the Company in response to a change by the NSCC in the deadline for receipt of requests via its systems) and must be transmitted by the Company to the Fund in the time and manner designated by the NSCC pursuant to Rule 22c-1 of the 1940 Act (which as of the date of execution of this Agreement is 7:00 a.m. Eastern Time on the next following Business Day (T+1)); or

(ii) If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV (e.g., by fax), such request must be received by the Fund by 8:30 a.m. Eastern Time on the next following Business Day (T+1).

With regard to purchase and redemptions of Shares under this Section 1.3(a), the Company is solely responsible for ensuring that each such purchase or redemption is the net result of requests from Contract owners for Contract transactions received by it or its duly designated agent each Business Day before the time(s) that the Fund calculates its net asset value.

(b) The Company shall pay for Shares on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the day the Fund is notified of the purchase request for Shares. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Shares redeemed by the Company on behalf of an Account shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of such Shares, except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and to make payment in any manner permitted under the procedures and policies of the Fund as described in the then current registration statement. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Shares held or to be held in the Company’s general account shall be effected at the closing net asset value per Share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

1.4. The Fund shall use its best efforts to make the closing net asset value per Share for each Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the closing net asset value per Share for such Portfolio is calculated, and shall calculate such closing net asset value in accordance with the Fund’s Prospectus. Neither the Fund, any Portfolio, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Distributor. Neither the Company nor any of its affiliates shall be liable for any information provided to the Fund, the Distributor or the Adviser pursuant to this Agreement which information is based on incorrect information supplied by the Fund, the Distributor, or the Adviser to the Company. Any material error in the calculation or reporting of the closing net asset value per Share shall be reported promptly upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value per Share and the Fund shall bear the reasonable direct cost of correcting such errors; provided, however, that if such errors are directly caused by the Company’s breach of this Agreement or its willful misconduct or gross negligence in the performance of, or failure to perform, its obligations hereunder, the Company shall be liable for such cost of correcting such errors. Any error of a lesser amount shall be corrected as soon as reasonably practicable.

1.5. The Company, on its behalf and on behalf of each Account, hereby elects to receive all dividends and distributions as are payable on any Shares in the form of additional Shares of that Portfolio. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Shares shall be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Shares shall be recorded in an appropriate ledger for each Account or the appropriate subaccount of an Account.

1.7.	(a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; except as provided in this Section 1.7, the Shares may be sold to other insurance companies (subject to Section 1.8 hereof) and amounts allocated to the Contracts may be invested in other investment companies, subject to the terms of such Contracts.

(b) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate any Account that is a unit investment trust as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to vote to change or modify the Fund or change the Fund’s Distributor or the Adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8. The Fund shall sell Shares only to Participating Insurance Companies and their separate accounts and to trustees of qualified pension and profit-sharing plans, trustees of certain government employee benefit plans, or other persons (“Qualified Persons”) that communicate to the Fund that they qualify to purchase Shares under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without impairing the ability of any Account to treat the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) of the Code (the “Diversification Requirements”). To the extent required by the Mixed and Shared Funding Exemptive Order, the Fund shall not sell Shares to any insurance company or separate account unless it enters into an agreement having provisions that require of the parties what is, in substance, required by Articles VI and VII of this Agreement to govern such sales. The Company hereby represents and warrants that it and each Account are Qualified Persons.

1.9. Each party to this Agreement represents and warrants that it is currently in compliance and will remain in compliance with all applicable state and federal anti-money laundering laws, regulations, and requirements (“Anti-Money Laundering” or “AML”). In addition, each party to this Agreement represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. One year after the date of this Agreement and annually thereafter, Company agrees to certify to Distributor and the Fund either (i) that Company maintains such an AML Program or (ii) that Company was not required at the time of this Agreement and is still not required under applicable laws to maintain an AML Program which includes a customer identification program (“CIP”) and which complies with the AML Laws.

1.10.	(a) The Company shall comply with the applicable terms and conditions of the Fund’s prospectus and statement of additional information and all applicable laws, rules and regulations governing the Company’s performance under this Agreement, including without limitation compliance with the 1940 Act and Rule 22c-1 thereunder. The Company agrees to comply with policies and procedures adopted by the Fund, as may be modified by the Fund from time to time, to prevent or minimize “market timing” and other types of frequent or disruptive trading in Shares that may harm one or more Portfolios (the “Fund’s Disruptive Trading Policy”). The Company and Fund agree to abide by the Company’s Disruptive Trading Policies as described below for purposes of abiding with the Fund’s Disruptive Trading Policies.

(b) The Company has adopted policies and procedures reasonably designed to protect the Fund from disruption or harm caused by “market timing” and other types of frequent trading in Shares (the “Company’s Disruptive Trading Policy”), a copy of which is attached hereto as Exhibit A. The Company shall take all reasonable measures to consistently and effectively enforce the Company’s Disruptive Trading Policy for the duration of this Agreement. The Company shall also provide the Distributor written notice of any proposed material amendments to the Company’s Disruptive Trading Policy and the complete text of such proposed amendments concurrently with the filing of such amendments with the SEC, provided, however, that if such filing shall become effective on the date upon which it is filed with the SEC (i.e., a Rule 485(b) filing), the Company shall provide the Distributor such amendments for review no later than 10 days prior to such filing. Should the Distributor determine, in its sole discretion, that the Company’s Disruptive Trading Policy would be unreasonable or unacceptable as a result of any proposed amendments, the Distributor may terminate this Agreement in accordance with Article X hereof.

(c) The requirements under Rule 22c-2(a)(2) of the 1940 Act are governed under the Shareholder Information Agreements dated November 2009 by and among Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company and Distributor.

1.11. The Company understands and agrees that: (a) the Distributor offers shares of other classes of mutual funds with the same investment objective, strategy and portfolio management team as the Portfolios, (b) the mutual fund and share class most appropriate for each Account depends, among other things, on the eligibility for investment and servicing requirements of each such Account, and (c) to the extent the appropriate eligibility requirements are satisfied, the parties agree that the Distributor is not responsible for recommendations made to owners or prospective owners of Contracts regarding the Fund and the Portfolios, including all suitability determinations made in connection with such recommendations.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that:

(a) the Contracts listed on Schedule 4 are or will be registered under the 1933 Act and that the Contracts listed on Schedules 5 and 6 are exempt from registration under the 1933 Act;

(b) the Accounts listed on Schedules 2 and 7 are and will remain excluded from the definition of an investment company under the 1940 Act, and that it will immediately notify the Fund and the Distributor upon having a reasonable basis for believing that such Accounts have ceased to be so excluded or that they might become investment companies in the future;

(c) each Account listed on Schedule 1 is and will remain registered as unit investment trust in accordance with the provisions of the 1940 Act for so long as required by the 1940 Act;

(d) the Contracts are and will be issued and sold in compliance in all material respects with all applicable federal and state laws;

(e) each Account meets the definition of a “separate account” under the 1940 Act;

(f) it is an insurance company duly organized and in good standing under applicable law and that each Account, prior to any issuance or sale of any Contract funded by that Account, has been legally and validly established as, and will continue to be, a “segregated asset account” under applicable provisions of the Code and applicable Treasury regulations promulgated thereunder;

(g) it will amend the registration statement under the 1933 Act for the Contracts listed on Schedule 4 and the registration statement under the 1940 Act for the Accounts listed on Schedule 1 from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law;

(h) it will register and qualify the Contracts for sale in accordance with the securities laws of the various states to the extent required by applicable law;

(i) each Account is a segregated asset account and that interests in each Account are offered exclusively through the purchase of or transfer into a variable contract, within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirement and will notify the Fund immediately upon having a reasonable basis for believing such requirements have ceased to be met or that they might not be met in the future;

(j) the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

(k) it will not purchase Shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans;

(l) it has or will adopt and implement policies and procedures reasonably designed to ensure that each purchase or redemption order for Shares that it submits pursuant to Section 1.3(a) herein is the net result of requests from Contract owners for Contract transactions received by it or its agents each Business Day before the time(s) that the Fund calculates its net asset value; which procedures shall include the establishment and maintenance of records sufficient to demonstrate such compliance; and

(m) it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV and/or DCCS, and it or its designee will abide by the rules and regulations of the NSCC.

2.2. The Fund represents and warrants that:

(a) it will not knowingly sell Shares to any purchaser whose purchase of such Shares would result in a violation of the conditions imposed by the Mixed and Shared Fund Exemptive Order;

(b) Shares of each Portfolio sold pursuant to this Agreement and listed on Schedule 3 will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such Shares are outstanding. The Fund will amend the registration statement for its Shares of the Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Shares. The Fund will register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund;

(c) each Portfolio listed on Schedule 3 is currently qualified as a “regulated investment company” under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future;

(d) in performing the services described in this Agreement, the Fund will comply in all material respects with all applicable federal laws, rules and regulations. The Fund further represents and warrants that its investment objectives, policies and restrictions comply with all applicable state investment laws, rules and regulations. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund agrees that upon request it will use its best efforts to furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states;

(e) to the extent the Fund may finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it undertakes to have its Board, at least 75% of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses;

(f) it is lawfully organized and validly existing under the laws of the Commonwealth of Virginia and that it does and will comply in all material respects with applicable provisions of the 1940 Act;

(g) all of its directors, trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Portfolios are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolios in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company; and

(h) it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV and/or DCCS and will abide by the rules and regulations of the NSCC.

2.3. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and shall perform its obligations for the Portfolios in compliance with applicable securities laws.

2.4. The Distributor represents and warrants that it is a member in good standing of the FINRA and is registered, and shall remain registered, as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute Shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act. The Distributor also represents and warrants that it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV and/or DCCS and will abide by the rules and regulations of the NSCC.

2.5. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. Prospectuses and Proxy Statements: Voting

3.1. Except as otherwise stated herein, the Fund shall bear the costs of preparing, filing with the SEC, and setting for printing the Fund’s prospectus, Statement of Additional Information (“SAI”), including any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the “Fund Materials”), and the Fund will provide to the Company a camera-ready or other formatted copy of all Fund Materials.

It is understood and agreed that the Company is not responsible for the content of the Fund Materials, except to the extent that statements in the Fund Materials reflect information given to the Fund by the Company. It is also understood and agreed that, except with respect to information provided to the Company by the Fund, the Distributor or the Adviser, the Portfolios, the Fund, the Distributor and the Adviser shall not be responsible for the content of the prospectus, SAI or disclosure statement for the Contracts or any non-affiliated funds offered as investment options under the Contracts.

3.2 The Company shall print and deliver Fund Materials to its Contract owners who currently own Shares of one or more Portfolios (“Existing Contract Owners”). Except as provided in Section 3.4, the Fund shall reimburse the Company for the cost of printing and delivering such Fund Materials for Existing Contract Owners for the purpose of providing updated Fund Materials (including, if requested, the SAI for the Fund) as required by applicable law.

3.3 The Company shall print and deliver to prospective owners of Contracts (and prospective participants in group Contracts), the Fund Materials and, if requested, the SAI for the Fund. The Company shall bear the cost of printing and delivering the Fund Materials to prospective owners of Contracts (and prospective participants in group Contracts).

3.4. The Fund, at its expense, will distribute, or in its sole discretion may use a proxy administrator and reimburse the Company for distribution of, proxy material, reports and other communications to existing Contract owners and tabulate the votes. If and to the extent required by law, the Company will:

(a) solicit voting instructions from Contract owners;

(b) vote the Shares of each Portfolio held in the Accounts in accordance with instructions received from Contract owners; and

(c) vote Shares of each Portfolio held in the Accounts for which no timely instructions have been received, as well as Shares it owns, in the same proportion as Shares of each such Portfolio for which instructions have been received from the Contract owners; in each case, for so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for owners of Contracts listed on Schedule 4. Except as set forth above, the Company reserves the right to vote Shares held in any account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each Account calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Distributor will use its best efforts to provide the Company, no later than five (5) business days following the end of each month, investment performance information for the Portfolios, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Portfolio) periods. The Company may, based on the SEC-mandated information supplied by the Distributor, prepare communications for Contract owners (“Contract Owner Materials”). The Company will provide the Distributor with copies of all sales material concurrently with their first use for the Distributor’s internal recordkeeping purposes. It is understood that neither the Distributor, the Adviser, the Fund nor the Portfolios will be responsible for errors or omissions in, or the content of, Contract Owner Materials except to the extent that the error or omission resulted from information provided by or on behalf of the Distributor, the Adviser, the Fund or the Portfolio. Any printed information that is furnished to the Company pursuant to this Agreement other than the Portfolio’s prospectus or SAI (or information supplemental thereto), periodic reports and proxy solicitation materials is the Distributor’s sole responsibility and not the responsibility of the Portfolio or the Fund. The Company agrees that the Portfolio, the shareholders of the Portfolio and the officers and members of the Board will have no liability or responsibility to the Company in these respects.

4.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Portfolios in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Portfolio, or in published reports for the Portfolio which are in the public domain or approved by the Fund, the Distributor or the Adviser for distribution, or in sales literature or other material provided by the Fund, the Distributor or the Adviser, except with permission of the Fund, the Distributor or the Adviser. The Fund, the Distributor and/or the Adviser, as applicable, agrees to respond to any request for approval on a prompt and timely basis. Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Portfolios.

4.3. The Company will furnish, or will cause to be furnished, to the Fund or the Distributor or its designee, each piece of sales literature or other promotional material in which the Fund, the Portfolios or the Distributor is named, at least fifteen (15) business days prior to its use. No such material will be used until the Fund or the Distributor approves the material prior to use in writing. Likewise, the Fund or the Distributor will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least fifteen (15) business days prior to its use. No such material will be used until the Company approves the material prior to use in writing.

4.4. The Fund, the Distributor and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their Shares, contemporaneously with the filing of such document with the SEC, the FINRA or other regulatory authority, except as otherwise agreed to by the Fund and Company.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that reference the Funds or the Portfolios and relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC, the FINRA or other regulatory authority, except as otherwise agreed to by the Fund and Company.

4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees), registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8. The Fund and each Portfolio hereby consents to the Company’s use of the name “GE Investments Funds, Inc.” and the name of each Portfolio listed on Schedule 3 in connection with the marketing of the Contracts, subject to the terms of Sections 4.1, 4.2 and 4.3 of this Agreement. Such consent will terminate with the termination of this Agreement.

ARTICLE V. Fees and Expenses

5.1. Except as otherwise provided herein, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its Shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund or the Distributor, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Portfolios’ Shares; the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Portfolios’ Shares; and any expenses permitted to be paid or assumed by a Portfolio pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI. Diversification

6.1. The Fund will ensure that each Portfolio will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the Diversification Requirements for variable annuity or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Portfolio, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Portfolios for the existence of any material irreconcilable conflict among the interests of the Contract owners of all Accounts investing in the Portfolios and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Portfolios are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board will promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. Upon reasonable request, the Company agrees to assist the Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard Contract owner voting instructions. The Company’s responsibilities hereunder will be carried out with a view only to the interest of Contract owners.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, including: (a) withdrawing the assets allocable to some or all of the Accounts from the Portfolios and reinvesting such assets in a different investment medium, subject to the requirements of Section 26(c) of the 1940 Act, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and the Company’s judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Portfolios and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination will be limited to the extent required to remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within six (6) months after written notice is given that this provision is being implemented. Unless doing so would exacerbate the conflict, until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected Account’s investment in the Portfolios and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within six (6) months after written notice is given that this provision is being implemented. Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of Shares.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund, the Distributor or the Adviser be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially affected by the material irreconcilable conflict.

7.7. The Company will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

7.8. The Fund, the Distributor and the Adviser will at least annually submit to the Company such reports, materials or data as the Company may reasonably request so that the Company may fully carry out the duties imposed upon it by state and federal regulators, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Company.

7.9. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Portfolios, the Distributor, the Adviser, and each person, if any, who controls or is associated with the Fund, the Portfolios, the Distributor or the Adviser within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

(1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Fund, the Portfolio, the Distributor or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature of the Company (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Shares; or

(2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund’s registration statements, prospectuses, SAIs or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

(3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statements, prospectuses, SAIs or sales literature or other promotional material of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Company or persons under the Company’s control;

(4) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(5) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.l(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

(b) No party will be entitled to indemnification under Section 8.l(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

(c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Shares or the Contracts or the operation of the Fund, as permitted by law.

8.2. Indemnification By the Distributor and the Adviser

(a) The Distributor and the Adviser, in each case solely to the extent relating to such party’s responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor or the Adviser, as applicable) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

(1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Distributor or the Adviser by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Shares; or

(2) arise out of or as a result of statements or representations by or on behalf of the Distributor or the Adviser (other than statements or representations contained in the Contracts, or Contract registration statements, prospectuses, SAIs or sales literature or other promotional materials for the Contracts not supplied by the Distributor, the Adviser, the Fund or persons under their control) or wrongful conduct of the Distributor or the Adviser or persons under the control of the Distributor or the Adviser, respectively, with respect to the sale of the Shares; or

(3) arise out of any untrue statement or alleged untrue statement of a material fact contained in Contract registration statements, prospectuses, SAIs or sales literature or other promotional material of the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Distributor or the Adviser or persons under the control of the Distributor or the Adviser; or

(4) arise as a result of any material failure by the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the Diversification Requirements and procedures related thereto specified in Article VI of this Agreement); or

(5) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Adviser in this Agreement, or arise out of or result from any other material breach of this Agreement by the Distributor or the Adviser, including the failure of any Portfolio to comply with the diversification requirements set forth in Section 817(h) of the Code or to qualify as a “regulated investment company” under Subchapter M of the Code;

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Distributor or the Adviser otherwise may have.

(b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

(c) The Indemnified Parties will promptly notify the Distributor or the Adviser of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account, as permitted by law.

8.3. Indemnification By the the Fund and each Portfolio

(a) The Fund and each Portfolio, in each case solely to the extent relating to such party’s responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or a Portfolio, as applicable) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

(1) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or a Portfolio by the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Shares; or

(2) arise out of or as a result of statements or representations by or on behalf of the Fund or each Portfolio (other than statements or representations contained in the Contracts, or Contract registration statements, prospectuses, SAIs or sales literature or other promotional material for the Contracts (or amendment or supplement) not supplied by the Distributor, the Adviser, the Fund or persons under their control) or wrongful conduct of the Fund or a Portfolio or persons under the control of the Fund or a Portfolio respectively, with respect to the sale of the Shares; or

(3) arise out of any untrue statement or alleged untrue statement of a material fact contained in Contract registration statements, prospectuses, SAIs or sales literature or other promotional material of the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund or a Portfolio or persons under the control of the Fund or a Portfolio; or

(4) arise as a result of any material failure by the Fund or a Portfolio to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the Diversification Requirements and procedures related thereto specified in Article VI of this Agreement);

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund or the Portfolio otherwise may have.

(b) No party will be entitled to indemnification under Section 8.3(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

(c) The Indemnified Parties will promptly notify the Fund or a Portfolio of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account, as permitted by law.

8.4. Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability, which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX. Applicable Law

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement will terminate:

(a) at the option of any party, with or without cause, upon ninety (90) days’ advance written notice to the other parties; or

(b) at the option of the Company, upon ninety (90) days’ advance written notice to the other parties, with respect to a Portfolio if Shares are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c) at the option of the Company, upon receipt of the Company’s written notice by the other parties, with respect to a Portfolio in the event any of the Shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) at the option of the Fund, upon receipt of the Fund’s written notice by the other parties, upon institution of formal proceedings against the Company or the Contract Distributor by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of Shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund or the Company’s ability to perform its respective obligations under this Agreement; or

(e) at the option of the Company, upon receipt of the Company’s written notice by the other parties, upon institution of formal proceedings against the Fund, the Distributor, the Adviser or a Portfolio by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company or the Fund’s, the Distributor’s, the Adviser’s or a Portfolio’s ability to perform its respective obligations under this Agreement; or

(f) as to any Portfolio, at the option of the Company, upon receipt of the Company’s written notice by the other parties, if the Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that a Portfolio may fail to so qualify; or

(g) as to any Portfolio, at the option of the Company, upon receipt of the Company’s written notice by the other parties, if the Portfolio fails to meet the Diversification Requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Portfolio may fail to meet such requirements; or

(h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement, which material breach is not cured within thirty (30) days of said notice; or

(i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Distributor, the Adviser or a Portfolio has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; provided, however that no such termination shall be effective under this subsection (i) until the Fund, the Distributor, the Adviser or the Portfolio (as appropriate) has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

(j) at the option of the Fund, the Distributor or the Adviser, upon receipt of the Fund’s, the Distributor’s or the Adviser’s written notice by the Company, if the Fund, the Distributor or the Adviser, respectively determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Distributor or the Adviser; provided, however that no such termination shall be effective under this subsection (j) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund, the Distributor, the Adviser or the Portfolio (as appropriate) concerning the reason for notice of termination hereunder; or

(k) at the option of the Company or the Fund upon a determination by a majority of the Board, or a majority of the disinterested Board members, that a material irreconcilable conflict exists between or among the interests of: (1) owners of Contracts issued by different insurance companies, (2) owners of different types of Contracts, or (3) the Participating Insurance Companies investing in the Portfolio as set forth in Article VII of this Agreement; or

(l) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law, it being understood that such issuance or sale must qualify as a material breach of such laws for the Fund to exercise its termination option under this subsection. Termination will be effective immediately upon such occurrence without notice.

10.2. Notice Requirement

Except as provided in 10.1 above, no termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3. Effect of Termination

Notwithstanding any termination of this Agreement, the Fund will, at the option of the Company, continue to make available additional Shares to Existing Contract Owners pursuant to the terms and conditions of this Agreement, unless such further sale of Portfolio Shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio(s) is in the best interests of the Portfolio(s). Specifically, subject to the foregoing, Existing Contracts Owners will be permitted to reallocate investments in a Portfolio (as in effect on such date), redeem investments in a Portfolio and/or invest in a Portfolio upon the making of additional purchase payments under the Existing Contracts.

10.4. Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party’s obligations under Article XII, Sections 12.1 and 12.6 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contract Owners, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

11.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Transamerica Life Insurance Company

570 Carillon Parkway

St. Petersburg, Florida 33716

Attn: Dennis P. Gallagher

If to the Fund, the Distributor, the Adviser and/or the Portfolios:

c/o GE Investment Distributors, Inc.

3001 Summer Street

Stamford, Connecticut 06905

Attn: President

ARTICLE XII. Miscellaneous

12.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any “non-public personal information” about any “consumer” of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party (“Confidential Information”). Confidential Information means non-public, proprietary information, data or know-how of a party. Each party agrees not to disclose, disseminate or utilize another party’s Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

(a) Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner’) to disclose to the other parties certain Confidential Information. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts to hold in confidence a party’s Confidential Information by means that are no less restrictive than that used for its own confidential materials. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

(b) Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, commercially reasonable policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the other party, and to notify the other party in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the other party with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party. The provisions found in this Section will survive any expiration or termination of the Agreement.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.4. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.5. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties; provided, however, that the Adviser or the Company, to the extent permitted by applicable law, may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser or the Company, if such assignee is duly licensed and registered to perform the obligations of the Adviser or the Company under this Agreement.

12.6. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund and at the Fund’s expense, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. This provision will survive termination of this Agreement.

12.7. Any amendments to the schedules to this Agreement or other applicable terms of this Agreement must be in writing and signed by all the parties to the Agreement.

12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

12.9. Notwithstanding anything else in this Agreement to the contrary, absent a negligent act of commission or omission, each party hereunder shall have no liability to the other parties for any losses, damages, injuries, claims, cost or expenses arising as a result of war, insurrection, terrorist activities, strikes or labor difficulties or any other similar or dissimilar acts of God beyond the reasonable control of such party.

12.10. The parties acknowledge that the consideration received by the Company in exchange for the performance of its obligations hereunder is the right to purchase and redeem Fund Shares as provided herein, and the Fund shall not pay any remuneration to the Company hereunder.

[Signatures on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

GE INVESTMENTS FUNDS, INC.

By:	/s/ Michael J. Cosgrove
Name:	Michael J. Cosgrove
Title:	President

GE INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Joseph Connors
Name:	Joseph Connors
Title:	President

GE ASSET MANAGEMENT INCORPORATED

By:	/s/ Joseph Connors
Name:	Joseph Connors
Title:	Senior Vice President

Schedule 1

Registered Accounts

Name of Separate Account:	Date Established by Board of Directors:
Separate Account VA B	January 19, 1990
Separate Account VA C	February 20, 1997
Separate Account VA W	May 15, 2000
Separate Account VA X	May 15, 2000
Separate Account VA Y	October 19, 2001

Schedule 2

Unregistered Accounts

Name of Separate Account:	Date Established by Board of Directors:
[Schedule left intentionally blank as of November 2009]

Schedule 3

Name(s) of Portfolio

GE Investments Funds, Inc.:

GE Investments Total Return Fund – Class 3

Schedule 4

Registered Contracts

Transamerica Landmark Variable Annuity

Transamerica Freedom Variable Annuity

Transamerica Extra Variable Annuity

Flexible Premium Variable Annuity – J, under the marketing name “Transamerica Axiom”

Flexible Premium Variable Annuity – G, under the marketing name “Transamerica Liberty”

Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Advisor Elite”

Schedule 5

Exempt Contracts

[Schedule left intentionally blank as of November 2009]

Schedule 6

Contracts with Accredited Investors

[Schedule left intentionally blank as of November 2009]

Schedule 7

Accounts Excluded from the Definition of Investment Company

Name of Account:	Date of Establishment of Account:
[Schedule left intentionally blank as of November 2009]

Exhibit A

Company’s Disruptive Trading Policy

Market Timing and Frequent Trading Activity in the Company’s Variable Annuities

As issuer of several registered variable annuity contracts (the “Contracts”) the Company regularly reviews its policies and procedures related to market timing and Frequent Trading Activity. The Contracts offer various investment alternatives through the sub accounts of the separate account. Each sub account invests exclusively in shares of one of the portfolios of the underlying mutual fund(s). The Contracts permit Contract owners to reallocate purchase payments among the various sub accounts.

The Contracts are designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. As stated in the Contract prospectus, professional market timing organizations and some Contract owners try to profit from various strategies called “market timing;” for example, switching money into investment option portfolios when they expect prices to rise and taking money out when they expect prices to fall, or switching from one investment option portfolio to another and then back again after a short period of time. As money is shifted in and out, the underlying mutual fund incurs expenses for buying and selling securities. These costs are bore by all Contract owners, including the long-term Contract owners who do not generate the costs. Frequent and disruptive transfers may also impede the ability of the mutual fund portfolio manager to sustain the stated investment objective of the portfolio.

The transfer privilege under the Contract is not intended to serve as a vehicle for short-term or frequent transfers. The Contract does not permit market timing/disruptive and frequent transfers. As noted above, frequent and disruptive transfers among investment option portfolios may disrupt portfolio management in the underlying mutual fund and tend to drive fund expenses higher. While it may be a worthwhile goal, stopping all instances of potentially harmful market timing activity may not be possible, but the Company takes action to identify, discourage and stop such activity.

In order to discourage market timing, the Company monitors transfers within the Contract. If the Company determines that there is evidence of excessive short-term, frequent or disruptive transfers that may have an adverse impact on the underlying mutual funds or the other Contract owners, the Company will send the Contract owner a warning letter indicating that his or her transfer privileges under the Contract may be revoked.

If the Contract owner continues to engage in excessive short-term, frequent transfers or disruptive trading under the Contract, the Contract owner will receive a restriction letter that will limit or revoke transfer privileges under the Contract. The Issuer’s current procedures call for a copy of the warning letter and the restriction letter to be sent to Contract owner’s broker of record.

The Issuer’s internal criteria for determining whether potentially improper market timing activity or disruptive trading is taking place are at the Issuer’s discretion and are subject to change from time to time in order to meet challenges presented by those who wish to engage in such activity. Such criteria are based generally, however, on the Company’s review of overall average contract size and trading activity. The Company’s current policy is that it does not provide its distributors with information regarding specific sizes or numbers of transactions it uses to determine whether potentially improper market timing or disruptive trading activity may be taking place.